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                                                                    EXHIBIT 7.01
   JOINT FILING STATEMENT

   Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of Amendment No. 1 to the statement on Schedule 13D with respect to shares of Class B Common Stock, $0.01 par value, of Smith's Food & Drug Centers, Inc., on behalf of each of them.

   Date: October 4, 1996

   Signature:     BANKERS TRUST NEW YORK CORPORATION


                  By:    s/ James T. Byrne, Jr.
                        -----------------------------------------
                  Name:  James T. Byrne, Jr.
                  Title: Senior Vice President

   Signature:     BT HOLDINGS (NEW YORK), INC.

                  By:    s/ Mannuel J. Schnaidman
                        ---------------------------------
                  Name:  Mannuel J. Schnaidman
                  Title: Vice President

   Signature:     BANKERS TRUST COMPANY


                  By:    s/ James T. Byrne, Jr.
                        --------------------------------------
                  Name:  James T. Byrne, Jr.
                  Title: Senior Vice President

   Signature:     BANKERS TRUST INTERNATIONAL PLC


                  By:    s/ James T. Byrne Jr.
                        ---------------------------------------
                  Name:  James T. Byrne, Jr.
                  Title: Attorney-in-fact

   Signature:     BT SECURITIES CORPORATION


                  By:    s/ Thomas Quane
                        ---------------------------------------------
                  Name:  Thomas Quane
                  Title: Controller